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Exhibit 4.1




                             GENESIS FINANCIAL, INC.

                                STOCK OPTION PLAN



         1. ESTABLISHMENT AND PURPOSES OF THE PLAN. The purposes of the Plan are
            --------------------------------------
to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.


         2. DEFINITIONS. As used herein, the following definitions shall apply:
            -----------

            (a)  "ADMINISTRATOR"  means  the Board or any of its  Committees  as
                  -------------
shall be administering the Plan in accordance with Section 4 hereof.

            (b)  "APPLICABLE  LAWS"  means  the  requirements  relating  to  the
                  ----------  ----
administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under the Plan.

            (c) "BOARD" means the Board of Directors of the Company.
                 -----

            (d) "CHANGE IN CONTROL"  shall mean an  Ownership  Change Event or a
                 -----------------
series of related Ownership Change Events (collectively, a "TRANSACTION") wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 2(u)(iii), the corporation or other business entity to which the assets of the Company were transferred (the "TRANSFEREE"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive. Notwithstanding the preceding sentence, a Change in Control shall not include a distribution or transaction in which the voting stock of the Company or a Parent or Subsidiary is distributed to the shareholders of a Parent of such entity. Any change in ownership resulting from an underwritten public offering of the Common Stock or the stock of any Parent or Subsidiary shall not be deemed a change in control for any purpose hereunder.

            (e) "CODE" means the Internal Revenue Code of 1986, as amended.
                 ----

            (f)  "COMMITTEE"  means a committee  of  Directors  appointed by the
                  ---------
Board in accordance with Section 4 hereof.

            (g) "COMMON STOCK" means the Common Stock of the Company.
                 ------------

            (h)   "COMPANY"   means  Genesis   Financial,   Inc.,  a  Washington
                   -------
corporation, or any successor thereof.

            (i)  "CONSULTANT"  means a person  engaged to provide  consulting or
                  ----------
advisory services (other than as an Employee or a Director) to the Company or a Parent or Subsidiary, provided that the identity of such person or the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

            (j) "DIRECTOR" means a member of the Board.
                 --------

            (k) "DISABILITY" means total and permanent  disability as defined in
                 ----------
Section 2(e)(3) of the Code.

            (l) "EMPLOYEE" means any person,  including  officers and Directors,
                 --------
employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 90th day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

            (m)  "EXCHANGE  ACT" means the  Securities  Exchange Act of 1934, as
                  -------------
amended.

            (n) "FAIR MARKET VALUE" means,  as of any date,  the value of Common
                 -----------------
Stock determined as follows:


                (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market or The NASDAQ SmallCap Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

                (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination; or

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Genesis Stock Option Plan Dated April 10, 2002                      Page 2 of 10

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                (iii) In the  absence  of an  established  market for the Common
Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

            (o) "INCENTIVE  STOCK OPTION" means an Option intended to qualify as
                 -----------------------
an incentive stock option within the meaning of Section 422 of the Code.

            (p)  "NONSTATUTORY  STOCK  OPTION"  means an Option not  intended to
                  ---------------------------
qualify as an Incentive Stock Option.

            (q) "OPTION" means a stock option granted pursuant to the Plan.
                 ------

            (r)  "OPTION  AGREEMENT"  means a written  or  electronic  agreement
                  -----------------
between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

            (s) "OPTIONED STOCK" means the Common Stock subject to an Option.
                 --------------

            (t)  "OPTIONEE"  means the holder of an  outstanding  Option granted
                  --------
under the Plan.

            (u) "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any
                 ----------------------
of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party;
(iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

            (v) "PARENT" means a "parent  corporation," whether now or hereafter
                 ------
existing, as defined in Section 424(e) of the Code.

            (w) "PLAN" means this Stock Option Plan.
                 ----

            (x) "SERVICE PROVIDER" means an Employee, Director or Consultant.
                 ----------------

            (y)  "SHARE"  means a share of the  Common  Stock,  as  adjusted  in
                  -----
accordance with Section 12 below.

            (z) "SUBSIDIARY"  means a "subsidiary  corporation,"  whether now or
                 ----------
hereafter existing, as defined in Section 424(f) of the Code.

         3. STOCK SUBJECT TO THE PLAN.  Subject to the  provisions of Section 12
            -------------------------
of the Plan, the maximum aggregate number of Shares that may be subject to option and sold under the Plan is SIX HUNDRED FIFTY THOUSAND (650,000) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

            If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Option, shall not be returned to the Plan and shall not become

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Genesis Stock Option Plan Dated April 10, 2002                      Page 3 of 10

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available  for  future  distribution  under the Plan,  except  that if Shares of restricted stock issued pursuant to an Option are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. However, except as adjusted pursuant to Section 12, in no event shall more than FIVE HUNDRED THOUSAND (500,000) Shares be available for issuance pursuant to the exercise of Incentive Stock Options (the "ISO SHARE ISSUANCE LIMIT").

         4. ADMINISTRATION OF THE PLAN.
            --------------------------

            (a) The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

            (b) POWERS OF THE  ADMINISTRATOR.  Subject to the  provisions of the
                ----------------------------
Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:



                (i) to determine the Fair Market Value;

                (ii) to select the Service Providers to whom Options may from time to time be granted hereunder;

                (iii) to determine the number of Shares to be covered by each such Option granted hereunder;

                (iv) to approve forms of agreement for use under the Plan;

                (v) to determine the terms and conditions of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                (vi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

                (vii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

                (viii) to construe and interpret the terms of the Plan and Options granted pursuant to the Plan.


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Genesis Stock Option Plan Dated April 10, 2002                      Page 4 of 10

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            (c)   EFFECT   OF   ADMINISTRATOR'S    DECISION.    All   decisions,
                  -----------------------------------------
determinations and interpretations of the Administrator shall be final and binding on all Optionees.

         5.  ELIGIBILITY.  Nonstatutory  Stock Options may be granted to Service
             -----------
Providers. Incentive Stock Options may be granted only to Employees.

         6. LIMITATIONS.
            -----------

            (a) INCENTIVE STOCK OPTION LIMIT. Each Option shall be designated in
                ----------------------------
the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

            (b) AT-WILL EMPLOYMENT. Neither the Plan nor any Option shall confer
                ------------------
upon any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause, and with or without notice.

         7. TERM OF PLAN.  Subject to  shareholder  approval in accordance  with
            ------------
Section 18, the Plan shall become effective upon its adoption by the Board. Unless sooner terminated under Section 14, it shall continue in effect for a term of ten (10) years from the later of (i) the effective date of the Plan, or
(ii) the date of the most recent Board approval of an increase in the number of shares reserved for issuance under the Plan.

         8.  TERM OF  OPTION.  The term of each  Option  shall be  stated in the
             ---------------
Option  Agreement;  provided,  however,  that the term shall be no more than ten
(10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

         9. OPTION EXERCISE PRICE AND CONSIDERATION.
            ---------------------------------------

            (a) EXERCISE  PRICE.  The per share exercise price for the Shares to
                ---------------
be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

                (i) In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

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Genesis Stock Option Plan Dated April 10, 2002                      Page 5 of 10

                    (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator.

                (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to an assumption or substitution of another option in connection with a merger or other corporate transaction.

            (b) FORMS OF  CONSIDERATION.  The  consideration  to be paid for the
                -----------------------
Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of, without limitations, (1) cash, (2) check, (3) promissory note, (4) other Shares, provided Shares acquired from the Company, either directly or indirectly, (x) have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. Notwithstanding the foregoing, the Administrator may permit an Optionee to exercise his or her Option by delivery of a full-recourse promissory note secured by the purchased Shares. The terms of such promissory note shall be determined by the Administrator in its sole discretion.

         10. EXERCISE OF OPTION.
             ------------------

            (a)  PROCEDURE  FOR EXERCISE;  RIGHTS AS A  SHAREHOLDER.  Any Option
                 --------------------------------------------------
granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

            An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.


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Genesis Stock Option Plan Dated April 10, 2002                      Page 6 of 10

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                Exercise of an Option in any manner  shall  result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (b)  TERMINATION  OF  RELATIONSHIP  AS A  SERVICE  PROVIDER.  If  an
                 ------------------------------------------------------
Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (c)  DISABILITY OF OPTIONEE.  If an Optionee  ceases to be a Service
                 ----------------------
Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (d) DEATH OF OPTIONEE. If an Optionee dies while a Service Provider,
                -----------------
the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's designated beneficiary, provided such beneficiary has been designated prior to Optionee's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee's estate or by the person(s) to whom the Option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         11. LIMITED  TRANSFERABILITY OF OPTIONS. Unless determined otherwise by
             -----------------------------------
the Administrator, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee, only by the Optionee. Notwithstanding the foregoing, to the extent permitted by the Administrator, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in Rule 701 under the Securities Act and the General Instructions to Form S-8 Registration Statement under the Securities Act. In addition, any


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Genesis Stock Option Plan Dated April 10, 2002                      Page 7 of 10

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transferable  Option  shall  contain  additional  terms  and  conditions  as the
Administrator deems appropriate.

         12.  ADJUSTMENTS  UPON CHANGES IN  CAPITALIZATION,  MERGER OR CHANGE IN
             -------------------------------------------------------------------
CONTROL.
-------

            (a) CHANGES IN CAPITALIZATION. Subject to any required action by the
                -------------------------
shareholders of the Company, the number and type of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, the ISO Share Issuance Limit, and the number and type of Shares covered by each outstanding Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number or type of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, type or price of Shares subject to an Option.

            (b)  DISSOLUTION  OR  LIQUIDATION.  In the  event  of  the  proposed
                 ----------------------------
dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

            (c) CHANGE IN  CONTROL.  In the event of a Change in  Control,  each
                ------------------
outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. If, in such event, the Option is not assumed or substituted, then the Optionee shall fully vest in and have the right to exercise this Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If this Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Optionee in writing or electronically that this Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and this Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the Change in Control, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that


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Genesis Stock Option Plan Dated April 10, 2002                      Page 8 of 10

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if such  consideration  received  in the Change in Control is not solely  common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

         13. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for
             ------------------------
all purposes, be the date on which the Administrator makes the determination granting such Option, or such later date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option is so granted within a reasonable time after the date of such grant.

         14. AMENDMENT AND TERMINATION OF THE PLAN.
             -------------------------------------

            (a)  AMENDMENT  AND  TERMINATION.  The Board may at any time  amend,
                 ---------------------------
alter, suspend or terminate the Plan.

            (b)  SHAREHOLDER  APPROVAL.   The  Board  shall  obtain  shareholder
                 ---------------------
approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

            (c) EFFECT OF AMENDMENT OR  TERMINATION.  No amendment,  alteration,
                -----------------------------------
suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

         15. CONDITIONS UPON ISSUANCE OF SHARES.
             ----------------------------------

            (a) LEGAL  COMPLIANCE.  Shares  shall not be issued  pursuant to the
                -----------------
exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an
                --------------------------
Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

         16.  INABILITY  TO OBTAIN  AUTHORITY.  The  inability of the Company to
              -------------------------------
obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.


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Genesis Stock Option Plan Dated April 10, 2002                      Page 9 of 10

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         17. RESERVATION OF SHARES.  The Company,  during the term of this Plan,
             ---------------------
shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         18. SHAREHOLDER APPROVAL.  The Plan shall be subject to approval by the
             --------------------
shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.

         IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Genesis Financial, Inc. Stock Option Plan as duly adopted by the Board on April 10, 2002.



                                                     /s/ Brad E. Herr
                                                     -----------------
                                                     Secretary



Unanimous shareholder approval by written consent (total shares outstanding on April 10, 2002 were 1,900,000, represented by the shareholders in the amounts listed below):



/s/ Michael A. Kirk
-------------------------------------------------------
Michael A. Kirk (525,000 shares)



/s/ Douglas B. Durham
-------------------------------------------------------
Douglas B. Durham (525,000 shares)



/s/ John R. Coghlan, President
-------------------------------------------------------
Temporary Financial Services, Inc. (800,000 shares)



/s/ John R. Coghlan
-------------------------------------------------------
John R. Coghlan (50,000 shares)

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Genesis Stock Option Plan Dated April 10, 2002                     Page 10 of 10

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